                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS














As independent public accountants, we hereby consent to the incorporation of our report dated June 26, 1998 included in Eagle Bancshares, Inc.'s Annual Report to Shareholders and incorporated by reference into this Form 10-K, into the Registrant's previously file Registration Statements No. 333-15041, No. 333-49267, No. 333-36399, and No. 333-00977.




/s/ ARTHUR ANDERSEN LLP
-----------------------
    ARTHUR ANDERSEN LLP



Atlanta, Georgia
July 2, 1998